Exhibit 10.32

Name of Participant:	[•]
Number of Restricted Stock Units subject to Award:	[•]
Date of Grant:	[•]
Vesting Commencement Date:	[•]

2020 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units granted by McAfee Corp. (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the McAfee 2020 Omnibus Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1. Grant of Restricted Stock Unit Award. The Company grants to the Participant on the date of grant set forth above (the “Date of Grant”) the number of restricted stock units (the “Restricted Stock Units”) set forth above, giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each Restricted Stock Unit forming part of the Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2. Vesting. Unless earlier terminated, forfeited, relinquished or expired, the Restricted Stock Units will vest [                     ]. Except as expressly set forth above, the Restricted Stock Units shall not vest on any vesting date unless Participant has remained in continuous Employment from the Date of Grant until such vesting date.

3. Cessation of Employment. If the Participant’s Employment ceases for any reason, except as expressly provided for in an employment, severance-benefit or other agreement between the Participant and the Company that is in effect at the time of such termination of Employment, the Restricted Stock Units, to the extent not then vested, will be immediately forfeited for no consideration.

4. Issuance of Shares. The Company shall, as soon as practicable upon the vesting of any portion of the Award (but in no event later than thirty (30) days following the date on which such Restricted Stock Units vest), effect delivery of the Shares with respect to such vested Restricted Stock Units to the Participant (or, in the event of the Participant’s death, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to the Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

5. Restrictive Covenants. If the Participant is otherwise subject to non-competition, non-solicitation, no hire, confidentiality, non-disparagement or other restrictive covenants in favor of the Company or any of its Affiliates, in addition to any remedies that may be available to the Company or any of its Affiliates in respect of the applicable agreement, policy other applicable arrangement, the Administrator may cause the Award to be forfeited and all proceeds and amounts received in respect of the Shares received thereunder and/or the disposition, and/or distributions or other amounts received in respect of, the Shares to be disgorged to the Company, with interest and related earnings, if at any time the Participant is not in compliance with all of the provisions of such applicable restrictive covenant agreement, policy or arrangement.

6. Company Policies. By accepting the Award, the Participant expressly acknowledges and agrees that the Participant’s rights, and those of any permitted transferee, with respect to the Restricted Stock Units, including the right to any Shares issued in respect of the Restricted Stock Units or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any clawback, recoupment or similar policy of the Company or any of its Affiliates and any policy of the Company or any of its Affiliates that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging, in each case, as in effect from time to time. Nothing in the preceding sentence will be construed as limiting the general application of Section 10 of this Agreement.

7. Nontransferability. The Award may not be transferred, except as expressly permitted under Section 6(a)(3) of the Plan. Shares issued in respect of vested Restricted Stock Units may be transferred subject to compliance with applicable law and the terms of any policies of the Company or any of its Affiliates.

8. Taxes.

(a) No Shares will be delivered pursuant to the Award unless and until the Participant has remitted to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) an amount sufficient to satisfy all taxes required to be withheld in connection with such vesting or settlement.

(b) The Participant authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required tax withholdings or payments from any amounts otherwise owed to the Participant, but nothing in this sentence may be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 7.

(c) The Award is intended to be exempt from Section 409A of the Code as a short-term deferral thereunder and shall be construed and administered in accordance with that intent. Notwithstanding the foregoing, in no event will the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

9. Effect on Employment. Neither the grant of the Award, nor the issuance of Shares upon the vesting of the Award, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time.

10. Data Privacy. The Company and the Participant’s employer hereby notify the Participant of the following in relation to the Participant’s personal data and the collection, processing and transfer of such data in relation to the Award and Participant’s participation in the Plan:

(a) the collection, processing and transfer of the Participant’s personal data is necessary for the Company’s administration of the Plan and the Participant’s participation in the Plan, and the Participant’s denial and/or objection to the collection, processing and transfer of personal data may affect the Participant’s ability to participate in the Plan. As such, the Participant voluntarily acknowledges, consents and agrees (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

(b) The Company and the Participant’s employer hold certain personal information about the Participant, including (but not limited to) the Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any interests or directorships held in the Company, details of all awards or any other entitlements awarded, canceled, purchased, vested, exercised, unvested or outstanding in Participant’s favor for the purpose of managing and administering the Plan (collectively, the “Data”). The Data may be provided by the Participant or collected, where lawful, from third parties, and the Company and the Participant’s employer will process the Data for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. Processing of the Data will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Participant’s country of residence. Data processing operations will be performed in a manner that minimizes the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant’s participation in the Plan.

(c) The Company and the Participant’s employer will transfer Data as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company and/or the Participant’s employer may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, the United States or elsewhere throughout the world. The Participant hereby authorizes (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan. The Participant may, at any time, exercise the Participant’s rights provided under applicable personal data protection laws (if any), which may include the right to (i) obtain confirmation as to the existence of the Data, (ii) verify the content, origin and accuracy of the Data, (iii) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (iv) oppose, for legal reasons, the collection, processing or transfer of the Data that is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan. The Participant may seek to exercise these rights by contacting the Participant’s local human resources manager.

11. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan (including any applicable sub-Plan adopted pursuant to Section 12 of the Plan), which are incorporated herein by reference. A copy of the Plan (and any such sub-plan) as in effect on the Date of Grant has been made available to the Participant. By accepting the Award, the Participant agrees that he or she has reviewed the Plan (including any such sub-plan) and this Agreement and agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

12. Governing Law; Disputes. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all Persons having, or claiming to have, any interest under this Agreement, shall be governed by and construed in accordance with the laws of the jurisdiction specified in Section 13 of the Plan (unless otherwise provided in an applicable sub-plan adopted pursuant to Section 12 of the Plan). Any action with respect to this Agreement will be brought in as determined under Section 13 of the Plan (unless otherwise provided in an applicable sub-plan adopted pursuant to Section 12 of the Plan).

13. Acknowledgements. The Participant acknowledges and agrees that:

(a) The grant of the Restricted Stock Units is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of such awards or any other benefits in the future.

(b) The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any award, the amount of any award, vesting provisions and purchase price, if any.

(c) The Participant will not be treated as the owner of any Shares by reason of the grant of the Award until the applicable Shares are delivered hereunder and, as a result, will have no rights (including, rights to dividends, distributions or rights to equivalent amounts or voting rights) as a stockholder in respect of the Shares prior to the delivery of such Shares.

(d) The value of the Restricted Stock Units is an extraordinary item of compensation outside of the scope of the Participant’s employment. As such, the Restricted Stock Units are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits or similar payments. The future value of the Shares covered by the Award is unknown and cannot be predicted with certainty.

(e) (i) This Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature (including by DocuSign or by similar means), which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

(f) The rights, duties, and obligations under this Agreement and the Plan may not be assigned by the Participant or the Company, except that this Agreement shall be assignable by the Company to any successor entity, including an entity acquiring all, or substantially all, of the assets of the Company or any Affiliate of the Company. The provisions of this Agreement shall be binding on any such assignee.

(g) This Agreement and the Plan (including the documents referenced in each), constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties related to the subject matter hereof. There are no agreements, understandings, specific restrictions, warranties, or representations relating to said subject matter between the parties other than those set forth herein or herein provided for. This Agreement may be amended only in accordance with Section 9 of the Plan.

(h) The failure of a party to insist upon strict performance of any provision of this Agreement in any one or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict compliance with such provision in the future. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan will govern.

(i) In the event that any one or more of the provisions of this Agreement or any word, phrase, clause, sentence, or other portion thereof shall be deemed to be illegal or unenforceable for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

(j) As used in this Agreement, the singular form shall include, if appropriate, the plural. The headings used in this Agreement are solely for the convenience and reference of the parties and are not intended to be descriptive of the entire contents of any paragraph and shall not limit or otherwise affect any of the terms, provisions, or construction thereof.

14. Deadline for Acceptance. In the event that the Participant does not accept the terms of the Award by executing this Agreement within forty-five (45) days after receiving it, the Company may at any time thereafter, upon notice to the Participant, immediately cancel the Award without payment due thereon, in which case the Participant shall have no further rights with respect to the Award.

[Signature page follows]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

THE COMPANY

By:
Name:
Title:

Agreed and Accepted:

THE PARTICIPANT

By
[Participant’s Name]

[Signature Page to Restricted Stock Unit Award Agreement]